Exhibit (d)(1)(ii)

MANAGEMENT AGREEMENT
SCHEDULE A
SERIES OF NEUBERGER BERMAN EQUITY FUNDS

The Series of Neuberger Berman Equity Funds currently subject to this Agreement are as follows:

Neuberger Emerging Markets Equity Fund

Neuberger Equity Income Fund

Neuberger Focus Fund

Neuberger Genesis Fund

Neuberger International Equity Fund

Neuberger International Select Fund

Neuberger Intrinsic Value Fund

Neuberger Large Cap Growth Fund

Neuberger Large Cap Value Fund

Neuberger Mid Cap Growth Fund

Neuberger Mid Cap Intrinsic Value Fund

Neuberger Multi-Cap Opportunities Fund

Neuberger Quality Equity Fund

Neuberger Real Estate Fund

Neuberger Small Cap Growth Fund

Date: December 18, 2025

MANAGEMENT AGREEMENT
SCHEDULE B
RATE OF COMPENSATION

Fund	Rate of Compensation based on each Fund’s average daily net assets

Neuberger Equity Income Fund
Neuberger Focus Fund

Neuberger International Select Fund
Neuberger Large Cap Growth Fund

Neuberger Large Cap Value Fund
Neuberger Mid Cap Growth Fund
Neuberger Mid Cap Intrinsic Value Fund
Neuberger Quality Equity Fund

0.550% of first $250 million 0.525% of next $250 million 0.500% of next $250 million 0.475% of next $250 million 0.450% of next $500 million 0.425% of next $2.5 billion 0.400% in excess of $4 billion
Neuberger Multi-Cap Opportunities Fund	0.600% of first $250 million 0.575% of next $250 million 0.550% of next $250 million 0.525% of next $250 million 0.500% of next $500 million 0.475% of next $2.5 billion 0.450% in excess of $4 billion
Neuberger Intrinsic Value Fund Neuberger Small Cap Growth Fund	0.850% of first $250 million 0.800% of next $250 million 0.750% of next $250 million 0.700% of next $250 million 0.650% in excess of $1 billion
Neuberger Genesis Fund	0.850% of first $250 million 0.800% of next $250 million 0.750% of next $250 million 0.700% of next $250 million 0.650% of next $13 billion 0.600% in excess of $14 billion
Neuberger Real Estate Fund	0.800%
Neuberger International Equity Fund	0.850% of first $250 million 0.825% of next $250 million 0.800% of next $250 million 0.775% of next $250 million 0.750% of next $500 million 0.725% of next $1 billion 0.700% in excess of $2.5 billion
Neuberger Emerging Markets Equity Fund	1.000% of first $250 million 0.975% of next $250 million 0.950% of next $250 million 0.925% of next $250 million 0.900% of next $500 million 0.875% of next $2.5 billion 0.850% in excess of $4 billion

Date: December 18, 2025